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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   April 2, 2008

                          Continan Communications, Inc.
             (Exact name of registrant as specified in its charter)

          Nevada                     000-49648                   73-1554122
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(State or other jurisdiction  (Commission File Number)          IRS Employer
     of incorporation)                                     Identification No.)

         4640 Admiralty Way, Suite 500, Marina del Rey, California 90292
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code    310-496-5747
                                                      ------------

         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Background
----------
On May 31, 2006 this Company, originally an Oklahoma corporation named Texxon, Inc., acquired a California corporation then named TelePlus, Inc. as a subsidiary. Subsequently this Company redomiciled in Nevada and changed its name to Continan Communications, Inc. and the subsidiary changed its name to "VocalEnvision, Inc.". The original assumption of the officers, directors, and shareholders of the then TelePlus, Inc. was that becoming the wholly-owned operating subsidiary of a publicly-traded holding company would facilitate the raising of capital for TelePlus' working capital and expansion. In the event however, although the public company status has assisted in the raising of some capital, the capital raised has been inadequate to provide working capital to fund the business and its expansion and to defray the expenses of being a public company. VocalEnvision has had no material revenues, and this Company has had to support all of the operations of the subsidiary but, since this Company has no available cash or assets, that is no longer a viable operating plan, while rescission of the original 2006 acquisition is not possible at this late point in time. After much thought, and prior efforts at restructuring (see Form 8-K filed November 21, 2007) which were not successful (see Form 8-K filed January 25, 2008), the Board of Directors concluded that the best alternative for the maximum protection of the creditors and shareholders was generally to follow the outline of the rescinded Restructuring Agreement, but without reliance on outside participation, and to sell the business and assets of the subsidiary to the original shareholders of it, to the extent that they have remained shareholders of this Company, in exchange for (i) their shares of this Company,
(ii) a percentage of all equity financings received by the purchaser, and (iii) a ten (10) year royalty of seven percent (7%). The two primary original shareholders of TelePlus/VocalEnvision, Claude Buchert and Helene Legendre, formed a new company, "Tourizoom, Inc." to purchase the business and assets.

Asset Purchase Agreement
------------------------
On April 2, 2008 the Board of Directors approved the Asset Purchase Agreement and authorized and directed the closing of the proposed transaction. Under the Asset Purchase Agreement, VocalEnvision sold its business and assets to Tourizoom, Inc. The assets sold include INTER ALIA furniture, equipment, software, servers, R&D, patents, trademarks, and the stock of the French subsidiary. In payment for the business and assets, Tourizoom will pay (i) $200,000 from a proposed Rule 504 offering and twenty (20%) of all other future equity financings received by Tourizoom during the next ten (10) years (until the ceiling is met in terms of the payments made which is not calculable at this time), and (ii) a ten (10) year royalty of seven percent (7%) calculated as 7% of Tourizoom's consolidated gross revenues including the gross revenues of the French subsidiary and all future subsidiaries, joint ventures, licensing agreements, and other indirect revenue sources.

                                       2

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ITEM 2.01         COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

         On April 2, 2008 pursuant to the transaction reported in Item 1.01 above, the Company disposed of all of its assets by the sale of the business and assets of VocalEnvision, its wholly-owned subsidiary, to Tourizoom, Inc. This Company also quitclaimed all of its right, title and interest in and to those assets in exchange for delivery to it of the shares of this Company's Common Stock owned by the original shareholders of VocalEnvision (then named TelePlus), to the extent that they still own such shares and to the extent that they contribute such shares to Tourizoom in exchange for shares of Tourizoom.

          In order to provide that the purchase price, as received from time to time, will be applied, first, to the creditors of VocalEnvision and Continan, and secondarily, to the minority shareholders of this Company, the Board of Directors approved the establishment of a Partial Liquidating Trust. The beneficiaries of the Partial Liquidating Trust will be, in the order in which distributions will be made, the creditors of VocalEnvision and Continan, and then the minority shareholders of this Company. The term "minority shareholders" is intended to exclude certain shareholders who have loaned funds to this Company and who will likely have a continuing interest in this Company. The term is intended to include all shareholders who purchased shares of the Company following the acquisition of TelePlus and who therefore presumably have a continuing interest in the technology. The trustee of the Partial Liquidating Trust is MBDL LLC, a Florida limited liability company with principal offices located at 20869 Pinar Trail, Boca Raton, Fl 33433. (The principal of MBDL LLC is the accountant (not the Company's independent PCAOB auditors) who has prepared the Company's financial statements for 2007 and who is familiar with the schedule of creditors and the balances due.)

Item 5.02 Departure of Directors or Certain Officers; Election of
          Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

         Upon execution of the Asset Purchase Agreement, Mr. Buchert and Ms. Legendre resigned as officers of both Continan and VocalEnvision and the Board thereupon appointed Geoffrey A. Fox as the sole officer. Upon taking that action, Mr. Buchert and Ms. Legendre resigned as directors of both companies. The resignations were not occasioned by any disagreement with the Company's operations, policies or practices. (Both are officers and directors of Tourizoom, the purchaser of the business and assets of VocalEnvision and the resignations were to avoid conflicts of interest.)

         Geoffrey A. Fox, age 66, has been a licensed life insurance agent in the State of Washington for approximately 30 years and for approximately the past 6 years has been a principal of J & J Insurance Agency LLC. Mr. Fox, who has had no prior relationships with the Company, is serving as an interim officer until such time as the Board of Directors, now consisting only of Marcia Rosenbaum, is reorganized, and permanent officers can be appointed.


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ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

     Exhibit 10.11   Asset Purchase Agreement
             10.12   Partial Liquidating Trust


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              CONTINAN COMMUNICATIONS, INC.


                                          By: /s/ Geoffrey A. Fox
                                             ----------------------------
April 4, 2008                                Geoffrey A. Fox, President